UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004

Centillium Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30649	94-3263530
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

215 Fourier Avenue

Fremont, California 94539

(Address of principal executive offices including zip code)

(510) 771-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 15, 2004, Centillium Communications, Inc. issued a press release announcing the appointment of J. Scott Kamsler as its Vice President, Finance and Chief Financial Officer and the departure of Darrel Slack, as earlier announced. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated July 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Centillium Communications, Inc.

By:	/s/ Dorothy An
Dorothy An Vice President and General Counsel

Dated: July 15, 2004

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated July15, 2004.